UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: January 31, 2011
(Date of earliest event reported)
PAYCHEX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-11330	16-1124166
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

911 PANORAMA TRAIL SOUTH, ROCHESTER, NEW YORK	14625-2396
(Address of principal executive offices)	(Zip Code)
(585) 385-6666
(Registrant’s telephone number, including area code)
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On January 31, 2011, Paychex, Inc. (“Paychex”) issued a press release announcing the appointment of Laurie L. Zaucha as Vice President of Human Resources and Organizational Development effective March 7, 2011. The press release is incorporated by reference as Exhibit 99.1 to this Current Report on Form 8-K (“Form 8-K”).
Ms. Zaucha, age 46, is a senior executive with over 20 years of experience in human resources. Most recently she served as Senior Vice President of Human Resources for Paetec Holding Corp., a Fortune 1000 telecommunications company, from 2007 through 2011. From 2003 through 2007, she worked for Bausch & Lomb, Inc., first as Vice President of Human Resources for the U.S., Canada, and Latin America, and most recently as Vice President of Global Compensation and Benefits.
Ms. Zaucha will participate in the same compensation and benefit arrangements available to other officers of Paychex. In connection with her employment, Ms. Zaucha will also sign a standard confidentiality, non-solicitation, and non-compete agreement. The agreement precludes Ms. Zaucha from:
•	competing with Paychex while an employee and for 12 months after separation from Paychex;

•	soliciting clients or referral sources for 24 months after separation from Paychex; and

•	recruiting or hiring, or attempting to recruit or hire, any employee for 24 months after separation from Paychex.
William G. Kuchta, Vice President of Organizational Development, intends to retire in October 2011. Mr. Kuchta has been with Paychex since 1995, and has been in his current role since April 1996.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
The following exhibit relating to Item 5.02 of this Form 8-K is furnished herewith:
Exhibit 99.1 Press Release of Paychex, Inc. dated January 31, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYCHEX, INC.
Date: January 31, 2011	/s/ Martin Mucci
Martin Mucci
President and Chief Executive Officer

Date: January 31, 2011	/s/ John M. Morphy
John M. Morphy
Senior Vice President, Chief Financial Officer, and Secretary

3